Exhibit 99.1

Elvictor Group Inc. Third Quarter 2022 Financial Results and Business Outlook

NEW YORK, Nov. 16, 2022 (GLOBE NEWSWIRE) -- Elvictor Group, Inc. (OTC Pink: ELVG) (“Elvictor” or the “Company”) announced today that on November 15, 2022, the Company filed with the U.S. Securities and Exchange Commission (“SEC”) its Quarterly Report on Form 10-Q, which includes the Company’s financial and operating results for the third quarter ended September 30, 2022 (the “Form 10-Q”). The Company’s financial statements for the three and nine month periods ended September 30, 2022, are available on the Company’s website at www.elvictorgroup.com and can also be found in the Company’s Form 10-Q which can be accessed on the SEC’s website at www.sec.gov.

Konstantinos Galanakis, Chief Executive Officer of Elvictor stated, “Elvictor achieved an increase of 8.9% and 50.8% in total revenue and gross profit, respectively, for the third quarter of 2022 compared to the same period in 2021, mostly due to the increased demand for our crew management services.”

“Especially in the current environment, crew management services represent a major growth opportunity for our company. Addressing the crew shortage issues the shipping industry is experiencing, we are working to build new pools of seafarers with our cloud-based system by accelerating promotions, cadetship programs, and the employment of more cadets onboard. Earlier this year, we announced that we are designing an upgrade to our cloud-based system to elevate logistics intelligence, allowing us to handle growth and recruitment volumes more efficiently.”

“As a growth company, we are excited and well-positioned to take advantage of the opportunities arising in our sector in the coming months. We are enhancing our technology and focusing on our future strategy to expand to ship ownership, third-party ship management, and acquisitions providing multiple revenue streams and diversification.”

Third Quarter 2022 Financial Highlights:

Total revenues increased by $54,033, or 8.9%, to $662,647 for the three months ended September 30, 2022, compared to $608,614 for the same period ended September 30, 2021 while gross profit increased by $180,333, or 50.8%, to $535,391 for the third quarter of 2022 from $355,058 for the third quarter of 2021 driven by an increase in crew management clients and the reduced outsourcing of services in certain business areas.

The Company reported a net loss for the three months ended September 30, 2022 of $54,273, a 21.1% decrease compared to the reported net loss of $68,812 in the third quarter of 2021. This loss is mainly attributable to the increased expenses for professional fees, as well as the increase in compensation and personnel to support growth and management’s steps towards expansion.

Amounts in USD	For the Three Months Ended September 30, 2022	For the Three Months Ended September 30, 2021

Total Revenue	$662,647	$608,614
Gross Profit	$535,391	$355,058
Net loss	$(54,273)	$(68,812)

Liquidity and Capital Resources

As of September 30, 2022, the Company had a working capital1 surplus of $407,147 compared to $371,736 as of September 30, 2021, representing an increase of 9.5%.

Aikaterini Bokou, Elvictor’s Chief Financial Officer, stated, “During fiscal year 2022, to date, we continued to increase our crew management clients and our total revenue and gross profit have improved significantly while costs we incurred have also increased as a result of our expansion. We consider the increase in the professional fees to be non-recurring to our business but necessary to assist us in our new business model that will increase our revenue streams”

About Elvictor Group, Inc.:

Elvictor Group, Inc. (OTC Pink: ELVG), a Nevada corporation, is a technology centric company driving innovation and efficiencies in global ship management. Utilizing leading edge technologies, Elvictor is developing, deploying, and converging innovative technologies that can improve vessel and crew management performance. Technologies that drive specific solutions that improve the efficient operation of vessels with cost-effective, timely, and reliable solutions. Solutions that meet the complex global regulatory compliance requirements of global crew and ship management and ensure that our clients achieve their goals and objectives.

For more information, visit http://www.elvictor.com.

[1]	Working capital is defined as current assets minus current liabilities.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, financial targets, business strategy, plans and objectives for future operations, are forward-looking statements. We have based these forward-looking statements largely on our current estimates of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, including the adverse effects of the Covid-19 pandemic on our customers, suppliers and employees and our inability to predict or measure supply chain disruptions resulting from the COVID-19 pandemic and other drivers, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this press release, to conform these statements to actual results or to changes in the Company’s expectations.

The Company’s filings with the SEC are available to you and you should read the documents the Company has filed with the SEC for more complete information about the Company. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.

CONTACTS:

Elvictor Group, Inc.
management@elvictorgroup.com

Investor Relations / Media Contact:

Nicolas Bornozis / Paul Lampoutis
Capital Link, Inc.
230 Park Avenue, Suite 1536
New York, N.Y. 10169
Tel.: (212) 661-7566
Fax: (212) 661-7526
Email: elvictor@capitallink.com

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